UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 20, 2015

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1590 Buckeye Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-457-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2015, IXYS Corporation (the "Company") entered into a Revolving Credit Agreement (the "Credit Agreement") for a revolving line of credit with a syndicate of banks (the "Lenders"), whose agent is the Bank of the West (the "Agent"). Under the Credit Agreement, the Company may borrow up to $125,000,000. Borrowings may be repaid and re-borrowed during the term of the Credit Agreement. On November 20, 2015, the Company borrowed $45,000,000 pursuant to the Credit Agreement, which constituted a rollover of the principal amount under the prior credit agreement.

The Credit Agreement provides the Company with different interest rate alternatives under which it may borrow funds. The Company may elect to borrow based on LIBOR plus a margin or an alternative base rate plus a margin.

LIBOR borrowings may be based on a one, two, three or six month LIBOR commitments. The margin for LIBOR borrowings may range from 1.75% to 2.50%, depending on the Company’s leverage of liabilities to tangible net worth.

The alternative base rate, computed on a daily basis, is the highest of the Bank’s prime rate, the federal funds rate plus 0.5% or the one month LIBOR rate plus 1.0%. The margin for borrowings through the alternative base rate may range from 0.75% to 1.50% depending on the Company’s leverage of liabilities to tangible net worth.

The Credit Agreement is subject to a set of financial covenants, including minimum tangible net worth, the ratio of cash, cash equivalents and accounts receivable to current liabilities, profitability (adjusted in the event of certain write-downs of goodwill and acquired intangible assets), a ratio of total funded indebtedness to EBITDA and a minimum amount of U.S. domestic cash on hand.

All amounts owed by the Company under the Credit Agreement are due and payable no later than November 20, 2017.

Borrowings by the Company are subject to acceleration, under which they become immediately due and payable to the Bank, if an event of default under the Credit Agreement occurs. Events of default include the failure to pay principal or interest within five business days of when due; noncompliance with any of the financial covenants; failure in any material respect to perform or observe any term, covenant or agreement in the Credit Agreement or in any other document executed in favor of the Lenders, which failure remains unremedied for 30 days after notice; a default in payment of material indebtedness or in any agreement providing a third party with the right to accelerate any material indebtedness; inaccuracy in any material respect in any representation or warranty under the Credit Agreement or in any financial statements of the Company; insolvency, voluntary or involuntary bankruptcy or an assignment for the benefit of creditors; judgments, or writs or liens for such, aggregating $2,000,000 that are not discharged, satisfied or appealed within 30 days; suspension of business or the suspension or revocation of government permits; a material adverse change in the Company; subject to exceptions, a change of ownership exceeding 10% of the then outstanding capital stock or an agreement for such a change in ownership; and any non-monetary judgment, order or decree that could reasonably be expected to have a material adverse change on the Company, the enforcement of which is not stayed for any period of at least thirty days.

Four U.S. subsidiaries of the Company, IXYS USA, Inc., IXYS Integrated Circuits Division Inc., IXYS Long Beach, Inc. and Zilog, Inc. (collectively, the "Guarantors"), guaranteed the obligations of the Company.

The Company agreed not to pledge four U.S. real properties owned by it or its subsidiaries to third parties.

The Company and the Guarantors also entered into a Contingent Collateral Agreement (the "Contingent Collateral Agreement") with the Agent on November 20, 2015. Under the Contingent Collateral Agreement, the Company and the Guarantors each granted a springing security interest in its personal property to the Agent, on behalf of the Lenders, that becomes an effective grant only upon the occurrence of certain events. The security interests become effective upon (i) an uncured event of default under the Credit Agreement and (ii) the delivery to the Company and the Guarantors of a notice of effectiveness of the grants. Among other rights, the Contingent Collateral Agreement provides the Agent with the right to take possession of, or sell, assets if the security interests become effective following an event of default.

The foregoing descriptions of the Credit Agreement and the Contingent Collateral Agreement do not purport to be complete and are qualified in its entirety by reference to (i) the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference and (ii) the Contingent Collateral Agreement, a copy of which is filed as Exhibit 10.2 hereto, and which is incorporated herein by reference. The Credit Agreement and the Contingent Collateral Agreement, which have been included to provide investors with information regarding their terms and are not intended to provide any other factual information about the Company, contain representations and warranties of the Company. The assertions embodied in those representations and warranties were made for purposes of the Credit Agreement and the Contingent Collateral Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Credit Agreement and the Contingent Collateral Agreement. In particular, the representation and warranties set forth in the Contingent Collateral Agreement are effective only if the security interests become effective. Accordingly, such representations and warranties were not intended for reliance by investors. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Credit Agreement and the Contingent Collateral Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure under Item 1.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1: Revolving Credit Agreement dated as of November 20, 2015 among IXYS Corporation, Bank of the West (as a Lender and as Administrative Agent), KeyBank National Association (as a Lender and as Syndication Agent), MUFG Union Bank, N.A. and Comerica Bank.

Exhibit 10.2: Contingent Collateral Agreement dated as of November 20, 2015 among IXYS Corporation, IXYS USA, Inc., IXYS Integrated Circuits Division Inc., IXYS Long Beach, Inc., Zilog, Inc. and Bank of the West, as Administrative Agent for the Lenders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

November 24, 2015	By:	/s/ Uzi Sasson

Name: Uzi Sasson
Title: President

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Exhibit Index

Exhibit No.	Description

10.1	Revolving Credit Agreement
10.2	Contingent Collateral Agreement